Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Meadowbrook Insurance Group, Inc., a Michigan corporation (the “Company”), do hereby constitute and appoint Robert S. Cubbin, Karen M. Spaun or Michael G. Costello and each of them the true and lawful attorneys and agents or attorney or agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said Company to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 of the Company relating to the Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statement, to any and all amendments, or supplements thereto and to any and all instruments or documents filed as part of or in conjunction with the Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

SIGNATURE	TITLE	DATE

/s/ Robert S. Cubbin	President, Chief Executive	December 9, 2009

Robert S. Cubbin	Officer and Director

/s/ Merton J. Segal	Director (Chairman)	December 9, 2009

Merton J. Segal

/s/ Joseph S. Dresner	Director	December 9, 2009

Joseph S. Dresner

/s/ Robert F. Fix	Director	December 9, 2009

Robert F. Fix

/s/ Hugh W. Greenberg	Director	December 8, 2009

Hugh W. Greenberg

/s/ Jeffrey A. Maffett	Director	December 8, 2009

Jeffrey A. Maffett

Power of Attorney

SIGNATURE	TITLE	DATE

/s/ Florine Mark	Director	December 8, 2009

Florine Mark

/s/ Robert H. Naftaly	Director	December 8, 2009

Robert H. Naftaly

/s/ David K. Page	Director	December 7, 2009

David K. Page

/s/ Robert W. Sturgis	Director	December 8, 2009

Robert W. Sturgis

/s/ Bruce E. Thal	Director	December 7, 2009

Bruce E. Thal

/s/ Herbert Tyner	Director	December 8, 2009

Herbert Tyner